Exhibit 99.1

For Immediate Release

SUPERVALU Prices Offering of $350 Million of Senior Notes

MINNEAPOLIS—(BUSINESS WIRE)—November 10, 2014— SUPERVALU INC. (NYSE: SVU) (“SUPERVALU”) today announced the pricing of the offering of $350 million aggregate principal amount of 7.75% Senior Notes due 2022 (the “Notes”). The Notes will be registered under the Company’s Registration Statement on Form S-3, which was filed with the Securities and Exchange Commission and became effective on November 10, 2014 (File No. 333-200039).

SUPERVALU intends to use the net proceeds from this offering, together with borrowings under its amended and restated $1 billion asset-based revolving credit facility, to fund the redemption of $350 million aggregate principal amount of its 8.000% Senior Notes due 2016 (the “2016 Notes”) and to pay accrued and unpaid interest on the redeemed 2016 Notes, the applicable redemption premium and estimated transaction fees and expenses. The Notes are expected to settle on November 14, 2014, subject to customary closing conditions.

Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Barclays Capital Inc. are acting as joint bookrunning managers for this offering. Any offers to sell or solicitations to buy the Notes will be made solely by means of a prospectus and related prospectus supplement filed with the Securities and Exchange Commission. Copies of the prospectus and prospectus supplement relating to the Notes may be obtained free of charge from the Securities and Exchange Commission’s website at www. sec.gov. Copies may also be obtained from any of the joint bookrunning managers by contacting Goldman, Sachs & Co. at Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526, or e-mail at prospectus-ny@ny.email.gs.com; Credit Suisse Securities (USA) LLC at Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, telephone: 1-800-221-1037 or email: newyork.prospectus@credit-suisse.com; Morgan Stanley & Co. LLC at Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or prospectus@morganstanley.com; or Barclays Capital Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717, by calling toll-free at 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-looking Statements

This release contains certain “forward-looking statements” (as such term is defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) relating to future events of SUPERVALU. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performances will differ materially from such predictions.

About SUPERVALU INC.

SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,357 stores composed of 1,827 independent stores serviced primarily by the Company’s food distribution business; 1,334 Save-A-Lot stores, of which 915 are operated by licensee owners; and 196 traditional retail grocery stores (store counts as of November 1, 2014). Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com. Information on our website is not incorporated into and does not form a part of this press release.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC and New Albertson’s Inc., intrusions to and disruptions of information technology systems, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Steve Bloomquist

952-828-4144

steve.j.bloomquist@supervalu.com

Media Contact

Jeff Swanson

952-903-1645

jeffrey.s.swanson@supervalu.com